                    PHOTOELECTRON CORPORATION AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants..................................  F-2

Consolidated Balance Sheets as of January 2, 1999 and January 1, 2000.....  F-3

Consolidated Statements of Operations for the years ended January 3, 1998,
 January 2, 1999 and January 1, 2000......................................  F-4

Consolidated Statements of Cash Flows for the years ended January 3, 1998,
 January 2, 1999 and January 1, 2000......................................  F-5

Consolidated Statements of Shareholders' (Deficit) Equity at January 3,
 1998, January 2, 1999 and January 1, 2000................................  F-6

Notes to Consolidated Financial Statements................................  F-7

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Photoelectron Corporation and Subsidiary:

     We have audited the accompanying consolidated balance sheets of Photoelectron Corporation and its subsidiary (a Massachusetts corporation in the development stage) as of January 2, 1999 and January 1, 2000, and the related consolidated statements of operations, shareholders' (deficit) equity and cash flows for each of the three years in the period ended January 1, 2000 and for the period from inception (January 4, 1989) to January 1, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Photoelectron Corporation and its subsidiary as of January 2, 1999 and January 1, 2000, and the results of their operations and their cash flows for each of the three years in the period ended January 1, 2000 and for the period from inception (January 4, 1989) to January 1, 2000, in conformity with accounting principles generally accepted in the United States.


                              ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 18, 2000 (except
with respect to the matters
discussed in Note 13, as to which
the date is June 15, 2000)

                    PHOTOELECTRON CORPORATION AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                                     January 2,    January 1,
                                                        1999          2000
                                                    ------------  ------------
                      ASSETS
Current Assets:
  Cash and cash equivalents........................ $  3,686,457  $    134,104
  Accounts receivable..............................      260,000        87,500
  Inventories......................................    1,454,706     1,437,557
  Prepaid expenses.................................      336,287       146,799
  Held to maturity investments (Note 2)............    1,993,056           --
  Other current assets.............................      115,803        32,272
                                                    ------------  ------------
    Total current assets...........................    7,846,309     1,838,232
                                                    ============  ============
Property and Equipment:
  Computer equipment...............................      899,085       960,324
  Laboratory and production equipment..............      926,352       975,408
  Clinical site equipment..........................      801,965       978,898
  Furniture and fixtures...........................      165,898       177,883
  Leasehold improvements...........................      804,263       805,886
                                                    ------------  ------------
  Property and equipment...........................    3,597,563     3,898,399
  Less--Accumulated depreciation and amortization..    2,308,683     2,872,636
                                                    ------------  ------------
  Net property and equipment.......................    1,288,880     1,025,763
                                                    ------------  ------------
    Total assets................................... $  9,135,189  $  2,863,995
                                                    ============  ============
       LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable................................. $    346,363  $    256,982
  Accrued expenses (Note 3)                              561,650       630,495
  Accrued payroll and benefits.....................       55,409        75,690
  Deferred revenue.................................          --         87,500
  Convertible subordinated notes (Note 8)..........      719,100       761,770
  Convertible note payable (Note 9)................          --        804,311
                                                    ------------  ------------
    Total current liabilities......................    1,682,522     2,616,748
                                                    ============  ============
Commitments and Contingencies (Note 7)
Shareholders' Equity (Notes 8 , 9 and 10):
  Preferred stock, $0.01 par value--Authorized--
   7,500,000 shares issued and outstanding--none
   and none at January 2, 1999, and January 1,
   2000, respectively..............................          --            --
  Common stock, $0.01 par value--Authorized--
   15,000,000 shares issued and outstanding--
   7,704,254 and 7,768,754 at January 2, 1999, and
   January 1, 2000, respectively...................       77,042        77,688
  Capital in excess of par value--common stock.....   38,324,377    38,641,184
  Deferred compensation............................      (29,913)       (9,986)
  Subscription receivable..........................       (5,842)          --
  Deficit accumulated during development stage.....  (30,912,997)  (38,461,639)
                                                    ------------  ------------
    Total shareholders' equity.....................    7,452,667       247,247
                                                    ------------  ------------
    Total liabilities and shareholders' equity..... $  9,135,189  $  2,863,995
                                                    ============  ============

   The accompanying notes are an integral part of these financial statements.

                    PHOTOELECTRON CORPORATION AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     Period
                                     Year Ended                  from Inception
                         -------------------------------------  (January 4, 1989)
                         January 3,   January 2,   January 1,     To January 1,
                            1998         1999         2000            2000
                         -----------  -----------  -----------  -----------------
Revenues................ $   725,374  $   678,000  $   534,634    $  1,938,008
Cost of Goods Sold......     361,536      278,251      266,653         906,440
                         -----------  -----------  -----------    ------------
Gross Margin............     363,838      399,749      267,981       1,031,568
Operating Expenses:
  Research and
   development
   expenses.............   4,626,390    5,433,471    4,425,739      27,735,868
  Selling, general and
   administrative
   expenses.............   2,306,341    3,107,046    3,426,327      12,463,050
                         -----------  -----------  -----------    ------------
    Total operating
     expenses...........   6,932,731    8,540,517    7,852,066      40,198,918
                         -----------  -----------  -----------    ------------
    Operating loss......  (6,568,893)  (8,140,768)  (7,584,085)    (39,167,350)
                         -----------  -----------  -----------    ------------
Interest income.........     819,675      550,328      130,627       1,948,768
Interest expense........    (106,401)     (83,569)     (95,184)     (1,243,057)
                         -----------  -----------  -----------    ------------
Interest income, net....     713,274      466,759       35,443         705,711
                         -----------  -----------  -----------    ------------
Net loss................ $(5,855,619) $(7,674,009) $(7,548,642)   $(38,461,639)
                         ===========  ===========  ===========    ============
Basic and diluted net
 loss per share (Note
 12).................... $     (0.87) $     (1.02) $     (0.97)
                         ===========  ===========  ===========
Weighted average basic
 and diluted shares
 (Note 12)..............   6,693,689    7,489,038    7,749,040


   The accompanying notes are an integral part of these financial statements.

                    PHOTOELECTRON CORPORATION AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                      Period
                                      Year Ended                  from Inception
                         --------------------------------------  (January 4, 1989)
                          January 3,   January 2,   January 1,     To January 1,
                             1998         1999         2000            2000
                         ------------  -----------  -----------  -----------------
Cash flows from
 operating activities:
 Net loss..............  $ (5,855,619) $(7,674,009) $(7,548,642)   $(38,461,639)
 Adjustments to
  reconcile net loss to
  net cash used in
  operating
  activities--
 Depreciation and
  amortization.........       733,834      676,722      563,953       2,881,227
 Noncash interest
  converted to notes...       106,401       83,562       46,981       1,107,539
 Noncash salary
  converted to common
  stock................           --           --           --          250,000
 Noncash research and
  development expense
  converted to
  subordinated notes...           --           --           --            9,000
 Noncash compensation
  expense..............         1,562       45,653       12,764       1,192,579
 Noncash interest
  expense on bridge
  financing............           --           --        33,790          33,790
 Changes in current
  accounts--
  Accounts receivable..           --      (260,000)     172,500         (87,500)
  Inventories..........       (59,337)  (1,071,655)      17,149      (1,437,287)
  Prepaid expenses.....       105,699       77,420      189,488         161,401
  Other current
   assets..............          (240)      (6,481)      83,531          47,939
  Accounts payable.....       (10,281)      48,849      (89,381)        256,982
  Accrued expenses.....       150,073      186,902       89,126         505,237
  Deferred revenue.....           --           --        87,500          87,500
                         ------------  -----------  -----------    ------------
   Net cash used in
    operating
    activities.........    (4,827,908)  (7,893,037)  (6,341,239)    (33,453,230)
                         ------------  -----------  -----------    ------------
Cash flows from
 investing activities:
 (Purchases) Maturation
  of held to maturity
  investments..........   (11,889,356)   9,896,300    1,993,056             --
 Purchases of equipment
  and leasehold
  improvements.........      (842,023)    (622,388)    (300,836)     (3,873,553)
 Loan to officer.......       (80,211)         --           --          (80,211)
 Proceeds from sale of
  equipment and
  leasehold
  improvements.........           --           --           --            9,845
                         ------------  -----------  -----------    ------------
   Net cash (used in)
    provided by
    investing
    activities.........   (12,811,590)   9,273,912    1,692,220      (3,943,919)
                         ------------  -----------  -----------    ------------
Cash flows from
 financing activities:
 Proceeds from issuance
  of common stock......    17,389,058      281,362      296,668      18,563,536
 Proceeds from issuance
  of preferred stock...           --           --           --       13,385,370
 Proceeds from issuance
  of convertible
  notes................           --           --       800,000       6,122,000
 Proceeds from issuance
  of warrants..........           --           --           --          236,453
 Offering expenses.....           --           --           --         (473,006)
 Payments under capital
  lease obligations....           --           --           --          (40,735)
 Payments of
  subordinated notes...           --      (262,363)         --         (262,363)
                         ------------  -----------  -----------    ------------
   Net cash provided by
    financing
    activities.........    17,389,058       18,999    1,096,668      37,531,255
                         ============  ===========  ===========    ============
Increase (decrease) in
 cash and cash
 equivalents...........      (250,440)   1,399,874   (3,552,353)        134,104
                         ------------  -----------  -----------    ------------
Cash and cash
 equivalents, beginning
 of period.............     2,537,023    2,286,583    3,686,457             --
                         ------------  -----------  -----------    ------------
Cash and cash
 equivalents, end of
 period................     2,286,583    3,686,457      134,104         134,104
                         ============  ===========  ===========    ============
Cash paid for:
 Interest..............  $        --   $   262,363  $    14,413    $    276,776
                         ============  ===========  ===========    ============
Noncash financing
 activities:
 Conversion of salary
  expense to common
  stock................  $        --   $       --   $       --     $    250,000
                         ============  ===========  ===========    ============
 Conversion of
  convertible
  subordinated notes to
  common stock.........  $    464,230  $   787,647  $       --     $  5,278,892
                         ============  ===========  ===========    ============
 Conversion of common
  stock to preferred
  stock................  $        --   $       --   $       --     $  3,846,015
                         ============  ===========  ===========    ============
 Capital lease
  obligation incurred
  for equipment........  $        --   $       --   $       --     $     40,383
                         ============  ===========  ===========    ============
 Conversion of
  preferred stock to
  common stock.........  $     28,923  $       --   $       --     $     28,923
                         ============  ===========  ===========    ============
 Conversion of
  convertible
  subordinated notes to
  warrants.............  $        --   $       --   $       --     $     47,000
                         ============  ===========  ===========    ============

   The accompanying notes are an integral part of these financial statements.

                    PHOTOELECTRON CORPORATION AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' (DEFICIT) EQUITY

                                                 Common                                               Deficit
                         Preferred   Common       Stock       Preferred                             Accumulated
                          Stock,     Stock,    Capital in   Stock Capital                              During
                           $0.01      $0.01     Excess of   in Excess of    Deferred   Subscription Development
                         Par Value  Par Value   Par Value     Par Value   Compensation  Receivable     Stage
                         ---------  ---------  -----------  ------------- ------------ ------------ ------------
Initial issuance of
 common stock........... $    --    $  7,475   $   291,525   $       --     $    --     $     --    $        --
 Net Loss...............      --         --            --            --          --           --        (414,045)
                         --------   --------   -----------   -----------    --------    ---------   ------------
Balance, December 28,
 1989...................      --       7,475       291,525           --          --           --        (414,045)
 Net Loss...............      --         --            --            --          --           --        (394,275)
                         --------   --------   -----------   -----------    --------    ---------   ------------
Balance, December 29,
 1990...................      --       7,475       291,525           --          --           --        (808,320)
 Net Loss...............      --         --            --            --          --           --        (973,773)
                         --------   --------   -----------   -----------    --------    ---------   ------------
Balance, December 28,
 1991...................      --       7,475       291,525           --          --           --      (1,782,093)
 Issuance of common
  stock.................      --       2,042       147,958           --          --           --             --
 Issuance of warrants...      --         --        121,453           --          --           --             --
 Net Loss...............      --         --            --            --          --           --      (1,586,239)
                         --------   --------   -----------   -----------    --------    ---------   ------------
Balance, January 2,
 1993...................      --       9,517       560,936           --          --           --      (3,368,332)
 Issuance of common
  stock.................      --         166        49,833           --          --           --             --
 Conversion of
  convertible
  subordinated notes and
  related accrued
  interest into common
  stock.................      --      12,820     3,833,195           --          --           --             --
 Issuance of warrants...      --         --        115,000           --          --           --             --
 Net Loss...............      --         --            --            --          --           --      (2,267,460)
                         --------   --------   -----------   -----------    --------    ---------   ------------
Balance, January 1,
 1994...................      --      22,503     4,558,964           --          --           --      (5,635,792)
 Issuance of common
  stock.................      --       1,376       411,625           --          --       (94,874)           --
 Conversion of common
  stock into preferred
  stock, Series A.......   12,820    (12,820)   (3,833,195)    3,833,195         --           --             --
 Issuance of preferred
  stock, Series B.......    5,000        --            --      3,930,771         --           --             --
 Issuance of warrants...      --         --         47,000           --          --           --             --
 Net Loss...............      --         --            --            --          --           --      (2,671,648)
                         --------   --------   -----------   -----------    --------    ---------   ------------
Balance, December 31,
 1994...................   17,820     11,059     1,184,394     7,763,966         --       (94,874)    (8,307,440)
 Issuance of common
  stock.................      --          64        49,938           --          --        21,870            --
 Conversion of
  convertible
  subordinated notes and
  related accrued
  interest into common
  stock.................      --       4,714       248,686           --          --           --             --
 Issuance of preferred
  stock, Series C.......   10,992                      --      9,338,608         --      (500,000)           --
 Extension of stock
  options...............      --         --        860,000           --          --           --             --
 Net Loss...............      --         --            --            --          --           --      (4,117,158)
                         --------   --------   -----------   -----------    --------    ---------   ------------
Balance, December 30,
 1995...................   28,812     15,837     2,343,018    17,102,574         --      (573,004)   (12,424,598)
 Issuance of common
  stock.................      --         142        64,106           --          --        15,073            --
 Proceeds from issuance
  of Series C Preferred
  Stock.................      111        --            --         99,889         --       500,000            --
 Extension of stock
  options...............      --         --        272,600           --          --           --             --
 Net Loss...............      --         --            --            --          --           --      (4,958,771)
                         --------   --------   -----------   -----------    --------    ---------   ------------
Balance, December 28,
 1996...................   28,923     15,979     2,679,724    17,202,463         --       (57,931)   (17,383,369)
 Issuance of common
  stock.................      --      22,750    16,796,104           --          --           --             --
 Anti-dilution,
  preferred stock,
  Series C..............      --         355          (355)          --          --           --             --
 Conversion of preferred
  stock, Series A.......  (12,820)    12,820     3,833,195    (3,833,195)        --           --             --
 Conversion of preferred
  stock, Series B.......   (5,000)     5,000     3,930,771    (3,930,771)        --           --             --
 Conversion of preferred
  stock, Series C.......  (11,103)    11,103     9,438,497    (9,438,497)        --           --             --
 Conversion of
  convertible
  subordinated notes and
  related accrued
  interest into common
  stock.................      --       4,135       460,095           --          --           --             --
 Exercise of stock
  options...............      --       1,480        63,370           --          --           --             --
 Recording of deferred
  compensation..........      --         --         18,743           --      (17,180)         --             --
 Payment of subscription
  receivable............      --         --            --            --                    32,348            --
 Net Loss...............      --         --            --            --          --           --      (5,855,619)
                         --------   --------   -----------   -----------    --------    ---------   ------------
Balance, January 3,
 1998...................      --      73,622    37,220,144           --      (17,180)     (25,583)   (23,238,988)
 Conversion of
  convertible
  subordinated notes and
  related accrued
  interest into common
  stock.................      --       2,262       785,385           --          --           --             --
 Exercise of stock
  options...............      --         485        59,135           --          --           --             --
 Exercise of warrants...      --         673       201,327           --          --           --             --
 Recording of deferred
  compensation..........      --         --         58,386           --      (12,733)         --             --
 Payment of subscription
  receivable............      --         --            --            --          --        19,741            --
 Net Loss...............      --         --            --            --          --           --      (7,674,009)
                         --------   --------   -----------   -----------    --------    ---------   ------------
Balance, January 2,
 1999................... $    --    $ 77,042   $38,324,377   $       --     $(29,913)   $  (5,842)  $(30,912,997)
 Exercise of stock
  options...............      --         646       290,180           --          --           --             --
 Recording of deferred
  compensation..........      --         --         26,627           --       19,927          --             --
 Payment of subscription
  receivable............      --         --            --            --          --         5,842            --
 Net Loss...............      --         --            --            --          --           --      (7,548,642)
                         --------   --------   -----------   -----------    --------    ---------   ------------
Balance, January 1,
 2000................... $    --    $ 77,688   $38,641,184   $       --     $ (9,986)   $     --    $(38,461,639)
                         ========   ========   ===========   ===========    ========    =========   ============

   The accompanying notes are an integral part of these financial statements.

                   PHOTOELECTRON CORPORATION AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Nature of Operations and Summary of Significant Accounting Policies

 Nature of Operations and Relationship to Principal Shareholders

  On January 4, 1989, Photoelectron Corporation (the "Company") was founded as a joint financing by Thermo Electron Corporation ("Thermo Electron") and PYC Corporation ("PYC"), which is owned by members of the immediate family of Mr. Peter M. Nomikos. Since inception, the majority of the Company's time and effort has been focused on the design, development and commercialization of a miniature x-ray source which is a proprietary, therapeutic device for the treatment of cancerous tumors through the application of radiation directly into a tumor. The latest version of this x-ray system is the PRS400 system which delivers radiation through a thin, minimally invasive, needle-like probe. The probe emits from its tip precisely regulated x-ray photons. To management's knowledge, no company has yet marketed a salable product using technology similar to the PRS400 system that has been developed by the Company. Even if marketing efforts are successful, substantial time will pass before significant revenues will be realized, and the Company may require additional funds during this period. These funds may not be readily available to the Company.

  The Company has completed clinical studies of PRS treatment of brain tumors under an Investigational Device Exemption (IDE) granted by the U.S. Food and Drug Administration (FDA) and similar approvals in other countries. Based on results of these clinical trials, the Company obtained a Section 510(k) marketing clearance on July 21, 1998 for the PRS400 system for the treatment of intra-cranial tumors, which the Company was developing for introduction as its first commercial product. Simultaneous with completion of the PRS400 system product development, the Company was completing implementation of programs to insure compliance with the FDA's cGMP standards. The Company also completed the process of seeking certification to the Medical Device Directive Annex II, enabling self-certification of the European Community Mark (CE). On December 18, 1998, the Company initiated commercial distribution of the PRS400 system. In September 1999, the Company obtained a Section 510(k) marketing clearance from the FDA to market the system for radiotherapy treatments, regardless of treatment site.

  In the first quarter of 2000, the Company and Toshiba expect to submit to the Japan Ministry of Health an application for product approval (shonin) of the PRS400 system. Contingent upon that submission being made in timely fashion, the Company and Toshiba expect to obtain product approval (shonin) in Japan for the PRS400 system in the second half of 2000. Once regulatory approvals for the PRS system are obtained in Japan, Toshiba will serve as its exclusive distributor in Japan. In 1995, Toshiba invested approximately $2 million in equity of the Company's Series C Preferred Stock offering, which converted to common stock upon the closing of the Company's initial public offering (See Note 10).

  In August 1999, the Company entered into a strategic alliance with Carl Zeiss, an international technology leader whose medical systems division specializes in high technology equipment such as surgical microscopes for various medical disciplines and state-of-the-art image-guided surgery equipment. The Company appointed Carl Zeiss as its exclusive distributor for the PRS400 system throughout the world (except for Japan where Toshiba Medical Systems is the Company's distributor of the PRS400 system) for intracranial applications and spinal radiotherapy and as its non-exclusive distributor for the PRS400 system in the same territory for all other clinical applications. In addition, Carl Zeiss agreed to assist the Company in the development of new intraoperative radiotherapy products and to provide service and support for the Company's products. The alliance with Carl Zeiss gives the Company access to a global sales force with an established record of sales of high technology equipment within the medical field.

 Fiscal Years

  The Company has adopted a fiscal year ending on the Saturday nearest December 31. References to 1999 1998, and 1997 are for the fiscal years ended January 1, 2000, January 2, 1999, and January 3, 1998, respectively. Fiscal year 1997 included 53 weeks; 1999 and 1998 each included 52 weeks.

 Inventory

  Inventories are stated at the lower of cost (first-in, first-out basis) or market and include materials, labor and overhead. The Company has parts, supplies and manufactured parts in inventory which are intended to be used and capitalized as part of the Company's PRS systems that will be used for distribution and in clinical trials.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses and income during the reporting period. Actual results could differ from those estimates.

 Property and Equipment

  The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization on the straight-line method over the estimated useful lives of the property as follows:

   Asset Classification                          Estimated Useful Life
   --------------------                          ---------------------
   Machinery and
    equipment..............  5 Years
   Clinical site
    equipment..............  The shorter of three years or the life of the agreement
   Furniture and fixtures..  3-5 Years
   Computer equipment &
    software...............  2-5 Years
   Leasehold improvements..  The shorter of the term of the lease or the life of the asset

  Management believes that the useful lives selected result in net book values which approximate net realizable values based upon alternate future uses. Periodically, management reviews specific assets to verify this assertion.

 Cash and Cash Equivalents

  As of January 1, 2000, cash and cash equivalents include the Company's operating accounts and holdings of a money market mutual fund as well as commercial paper which has an original maturity of three months or less. Highly liquid investments with an original maturity of 3 months or less at the date of the acquisition are considered to be cash equivalents. Similar investments with original maturity beyond three months are classified as held to maturity investments. Cash equivalents are carried at cost, which approximate market value. The Company did not own any commercial paper at January 1, 2000.

 Held to Maturity Investments

  Pursuant to Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company classifies its investments in commercial paper as held to maturity and measures the value of such investments at amortized cost if the Company has the positive intent and ability to hold such investments to maturity. Interest income, including amortization of premiums and discounts, is recorded in earnings. Management reviews all reductions in fair value below book value to determine if an impairment is other than temporary in nature; if this occurs, the carrying value of the investment is written down to the appropriate level by a charge to earnings. As of January 1, 2000, the Company had no held to maturity investments.

 Income Taxes

  The Company adopted SFAS No. 109, "Accounting for Income Taxes," as of the beginning of 1989. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or in the tax returns. The amount of deferred tax asset or liability is based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

 Revenue Recognition

  The Company generally recognizes revenue and provides a reserve for its estimated warranty upon the acceptance of its product by the customer.

 Research and Development Expenses

  Research and development expenses include the portion of indirect costs allocable to research and development efforts based on actual labor hours incurred.

  In connection with the Phase II FDA clinical trials, as well as the efforts to obtain the CE Mark, PRS systems have been provided to certain hospitals to conduct the clinical trials. The cost of these units and the related accumulated depreciation is included in property and equipment in the accompanying consolidated balance sheets. The cost of the units is charged to research and development expenses over the term of the agreements with the hospitals.

 Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Photoelectron (Europe) Ltd. All material intercompany accounts and transactions have been eliminated.

 Foreign Currency

  All assets and liabilities of the Company's foreign subsidiary are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation". Resulting translation adjustments are not material. Foreign currency transaction gains and losses included in the accompanying consolidated statements of operations are not material for the three years presented.

 Net Loss Per Share

  During the fourth quarter of 1997, the Company adopted SFAS 128, "Earnings per Share" (Note 12). As a result, all previously reported loss per share data have been restated. Basic loss per share have been computed by dividing net loss by the weighted average number of shares outstanding during the year. Diluted loss per share has been computed by excluding the effect of exercising the stock options which are all anti-dilutive given the operating losses of the Company, and excluding the exercise of stock options and convertible securities, which were deemed to be anti-dilutive.

 Fair Value of Financial Instruments

  The Company's financial instruments primarily consist of cash and cash equivalents, held to maturity investments, accounts payable and convertible subordinated notes. The fair value of the Company's convertible subordinated notes is primarily determined by the ability to convert those notes into common stock. The fair value of the convertible subordinated notes is approximately $749,063, and approximately $761,770 at January 2, 1999 and January 1, 2000, respectively, based upon the estimated fair value of the underlying common stock. The fair value of the convertible note is approximately $804,311 at January 1, 2000 based upon the estimated fair value of the underlying common stock. The held to maturity investments are carried at amortized cost on the accompanying balance sheet. See Note 2 for fair value disclosure. The carrying amounts of the Company's remaining financial instruments approximate fair value due to their short-term nature.

 Stock Option Plans

  The Company applies Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plans (Note 11). Accordingly, no accounting recognition is given to stock options granted at fair market value until they are exercised. Upon exercise, net proceeds including tax benefits realized, if any, are credited to equity.

(2) Held to Maturity Investments

  Investments in commercial paper are classified as held to maturity as of January 1, 2000. The amortized cost and fair values as of January 2, 1999 and January 1, 2000 are as follows:

                                                        Commercial Paper
                                                --------------------------------
                                                             Gross
                                                Amortized  Unrealized
                                                   Cost       Loss    Fair Value
                                                ---------- ---------- ----------
   January 2, 1999............................. $1,993,056  ($1,396)  $1,991,660
   January 1, 2000............................. $      --   $   --    $      --

  All the commercial paper has a contractual maturity due within one year.

(3) Accrued Liabilities

  Accrued expenses in the accompanying balance sheet includes the following balances:

                                                                1998     1999
                                                              -------- --------
   Warranty Accrual.......................................... $204,000 $266,000
   Annual Report Accrual.....................................   61,000   60,000
   Other Accrued Expenses....................................  296,650  304,495
                                                              -------- --------
                                                              $561,650 $630,495
                                                              ======== ========

(4) Income Taxes

  The components of the deferred tax asset at January 2, 1999 and January 1, 2000 are as follows:

                                                         1998          1999
                                                     ------------  ------------
   Deferred tax asset--
     Federal tax loss carryforwards................. $  9,185,000  $ 11,846,000
     Federal tax credit carryforwards...............      871,000       965,000
     State tax loss carryforward....................    2,070,000     2,602,000
     State tax credit carryforward..................      781,000       904,000
     Other, net.....................................      728,000       694,000
                                                     ------------  ------------
                                                       13,635,000    17,011,000
   Valuation allowance..............................  (13,635,000)  (17,011,000)
                                                     ------------  ------------
     Deferred tax asset.............................          --            --
                                                     ============  ============

  As of January 1, 2000, the Company had federal net operating loss carryforwards of approximately $34,840,000, state net operating loss carryforwards of approximately $27,383,000, federal tax credit carryforwards of approximately $965,000, and state tax credit carryforwards of approximately $904,000. Due to the fact that the Company has sustained cumulative losses, the potential future benefit of these attributes, which expire in the years 2000 through 2014, is fully reserved by means of a valuation allowance because their realization is uncertain.

  Certain stock transactions may result in a change of control under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended; and as a result, the net operating loss and tax credit carryforwards available to be utilized in any given year may be limited, and certain amounts of the net operating loss carryforwards may expire unutilized due to such limitations.

(5) Employee Benefit Plan

  In April 1995, the Company terminated its Simplified Employee Pension Plan ("SEPP") and adopted a 401(k) Plan. No obligations arose from the termination of the SEPP. The impact of the SEPP was not material to the operating results prior to termination. The Company contributes 50% of the first 6% of annual contributions by each employee with at least three months of service to the 401(k) Plan. During 1998 and 1999, the Company contributed approximately $62,997 and $29,057, respectively.

(6) Related Party Transactions

 Thermo Electron Corporation

  On January 4, 1989, the Company entered into a corporate service agreement with Thermo Electron. Under this agreement, Thermo Electron provided certain administrative services, including legal advice and services, certain employee benefit administration, tax advice and preparation, space allocation and utilities. This agreement terminated on December 31, 1989. The Company has continued to utilize Thermo Electron's resources since that date on an as-needed basis without a formal contract and is charged at actual cost for such services. The Company paid $3,253, $4,952 and $6,093 in 1997, 1998 and 1999, respectively, for these services.

 Thermo Power Corporation

  The Company is provided with certain services by Thermo Power Corporation, a wholly-owned subsidiary of Thermo Electron. These services include data processing services, administrative services and machine shop services, which are charged to the Company at actual cost. The Company paid $113,582, $229,953, and $147,315 in 1997, 1998 and 1999, respectively, for these services. As of January 2, 1999, and January 1, 2000, $534, and

$7,284 respectively, was payable to Thermo Power Corporation and was included in accounts payable in the accompanying consolidated balance sheets.

  Management believes that the fees charged by Thermo Electron and Thermo Power Corporation are reasonable and such fees are representative of the expenses the Company would have incurred on a stand-alone basis.

(7) Commitments and Contingencies

 Litigation

  The Company is party to legal matters which arise in the normal course of business. Management, after reviewing these matters with legal counsel, is of the opinion that the resolution of these matters will not have a material effect on the financial condition or results of operations.

 Leases

  In 1996, the Company entered into a new operating lease for its office and research facilities expiring in July, 2002. The minimum lease payments under the new agreement are $587,820 in 2000, $599,689 in 2001 and $352,360 in 2002.
The total future minimum lease payments are $1,539,869. The accompanying consolidated statements of operations include expenses for operating leases of $307,975, $404,914, and $471,859 for 1997, 1998 and 1999, respectively.

(8) Convertible Subordinated Notes

  On January 4, 1989, the Company issued and sold $181,000 of 8% subordinated convertible debenture to Thermo Electron, due in 1995. The debentures were convertible into shares of the Company's Common Stock at a conversion price of $0.30. On December 30, 1995, Thermo Electron elected to convert its $181,000 subordinated convertible debenture and accrued interest into 471,354 shares of Common Stock. On May 22, 1990, the Company issued and sold $125,000 and $175,000 principal amounts of 8% subordinated convertible debentures to Thermo Electron and Mr. Peter M. Nomikos, respectively, due in 1998. The debentures were convertible into shares of the Company's Common Stock at a conversion price of $0.80. Also in 1990, the Company issued and sold $52,000 principal amount of 8% subordinated convertible debentures to Mr. Peter M. Nomikos, due in 1998. The note was convertible into shares of the Company's Common Stock at a conversion price of $3.00. In 1991, the Company issued and sold $448,000 principal amount of 8% subordinated convertible debentures to Mr. Peter M. Nomikos, due in 1998. The note was convertible into shares of the Company's Common Stock at a conversion price of $3.00. All of these debentures also provide for the conversion of accrued interest into Common Stock at maturity. The accrued interest is convertible into common stock at a conversion price equal to the average fair market value of the Company's Common Stock on the first ten days of trading of the fiscal quarter in which the interest to be converted accrued.

  On May 13, 1992, the Company entered into a $4,500,000 8% convertible subordinated demand note and warrant purchase agreement with Mr. Peter M. Nomikos. These notes are convertible into Common Stock at a conversion price of $3.00 on demand. The Company borrowed $4,252,000 in the form of a demand loan with detachable warrant purchase rights under this agreement, of which $705,000 is still outstanding. At January 1, 2000, the Company is not aware of any intention by Mr. Peter M. Nomikos of converting these debentures into shares of the Company's common stock. All earned but unpaid interest on the subordinated demand loan is convertible into Common Stock at a conversion price equal to the fair market value of the Company's Common Stock on the first day of the fiscal quarter in which the interest to be converted accrued.

  The warrant purchase rights entitled the holder to purchase warrants for $0.20. Each warrant is exercisable upon issuance and allows the holder to purchase one share of Common Stock at $3.00. At January 1, 2000, warrants to purchase 810,000 shares of the Company's Common Stock were outstanding. These remaining warrants expire as follows 575,000, and 235,000 on September 29, 2000, and January 27, 2002, respectively. All warrants purchased by Mr. Nomikos have been accounted for as Capital in excess of par value--common stock.

  In 1993, 1,282,005 shares of Common Stock were issued upon the conversion of $3,547,000 principal amount of subordinated convertible debentures and $299,015 of related accrued interest. In 1994, these shares of Common Stock were converted into Series A Convertible Preferred Stock and, upon the closing of the Company's initial public offering in 1997, converted again into stock. (See Note 10).

  In 1997, 171,257 and 242,334 shares of Common Stock were issued upon the conversion of $125,000 principle amount and $65,210 of related accrued interest and $175,000 principle amount and $99,020 accrued interest of subordinated convertible debentures to Thermo Electron Corporation and Mr. Peter M. Nomikos, respectively.

  In 1998, 226,170 shares of Common Stock were issued upon conversion of $500,000 principal amount and $287,647 accrued interest of subordinated convertible debentures to Mr. Peter M. Nomikos. Also in 1998, 67,333 shares of Common Stock were issued for warrants exercised of $202,000 to PYC Corporation.

(9) Convertible Note Payable

  On November 15, 1999, the Company and PYC Corporation entered into a six month $2.25 million line of credit at an 8% interest rate. This note is convertible into Common Stock at the holder's request within 30 days subsequent to its maturity or upon full prepayment. The conversion price per share will be equal to the average closing price of the stock for the ten trading days prior to such conversion. As of January 1, 2000, the Company had drawn down $800,000 under the line of credit and had issued to PYC Corporation warrants to purchase an aggregate of 160,000 shares of the Company's Common Stock with an exercise price equal to the average closing price of the Company's Common Stock for the ten trading days preceding each draw made under the line of credit. The warrants were issued in four equal installments on November 18, 1999, November 30, 1999, December 14, 1999 and December 29, 1999, with exercise prices of $3.76, $3.44, $2.94 and $2.74 respectively. The fair value of the warrants issued, in the amount of $33,790, has been recognized as non cash interest expense.

(10) Common and Preferred Stock

  On January 4, 1989, the Company authorized 6,000,000 shares of $0.01 par value Common Stock and issued 147,488 shares to Thermo Electron and 600,000 shares to PYC Corporation at $0.40 per share. The Company authorized an additional 9,000,000 shares of Common Stock in 1994 to accommodate possible stock issuance as a result of stock splits, note conversions and options issued under the stock option plan and potential future stock offerings. In 1992, Mr. Peter M. Nomikos was granted stock in lieu of compensation for 1990, 1991 and 1992 in the cumulative amount of 204,167 common shares. In 1994, 1995 and 1996, Mr. Peter M. Nomikos was granted stock in lieu of compensation in the amount of 16,667, 6,250 and 5,556 shares of Common Stock, respectively. All such shares were recorded as compensation expense at the estimated fair value per share on the date that such shares were granted to Mr. Nomikos. In fiscal 1993, 1,282,005 shares of Common Stock were issued upon the conversion of $3,846,015 of subordinated convertible debentures and accrued interest (See
Note 8).

  The Company has authorized 7,500,000 shares of $0.01 par value preferred stock. On March 18, 1994, the Board of Directors approved the conversion of 1,282,005 shares of Common Stock held by Mr. Peter M. Nomikos into Series A Convertible Preferred Stock on a one-for-one basis. These shares permit the holder to convert his or her holdings into Common Stock on a one-for-one basis, subject to certain anti-dilution provisions. The Series A Convertible Preferred Stock had a liquidation preference of $3.00 per share (See Note 8).

  The Company sold 500,000 shares of Series B Convertible Preferred Stock at $8.00 per share in 1994. These shares permit the holder to convert his or her holdings into Common Stock on a one-for-one basis, subject to certain anti-dilution provisions. The Series B Convertible Preferred Stock had a liquidation preference of $8.00 per share, which is senior to the Company's Common Stock and junior to the Series A Convertible Preferred

Stock. The purchase of the Series B shares also entitled the purchaser to rights to participate in the Company's next offering of preferred stock at a 10% discount. The rights entitle the purchaser to this discount on an amount of shares equal to the purchaser's pro rata participation in the Series B offering.

  The Company sold 680,005 shares of Series C Convertible Preferred Stock at $9.00 per share in 1995. The Company also sold 419,191 additional shares of Series C Convertible Preferred Stock in exchange for $8.10 per share. This latter, discounted price was paid by those stockholders who acquired such right in the Series B offering as described above. These shares permit the holder to convert his or her holdings into Common Stock on a one-for-one basis, subject to certain anti-dilution provisions. The Series C Convertible Preferred Stock has a liquidation preference of $9.00 per share, which is senior to the Company's Common Stock and junior to the Series A and B Convertible Preferred Stock.

  All of the Company's convertible preferred stock automatically converted to Common Stock upon the closing of the Company's Initial Public Offering.

  In 1994, the Company sold 121,000 shares of Common Stock to employees of the Company for $3.00 per share pursuant to a one-time employee stock purchase offering. A total of 85,500 of those shares were paid for at the time of the offering. Consideration for the remaining 35,500 shares was in the form of promissory notes executed by employees in favor of the Company. The balance of these notes is $25,583, $5,842 and $0 in 1997, 1998, and 1999 respectively, and is described in the accompanying balance sheet as a subscription receivable.

  On December 3, 1996, the stockholders of the Company approved a one-for-two reverse stock split of the Company's Common Stock and Preferred Stock. All share and per share information has been retroactively restated to reflect this reverse stock split.

(11) Stock Option Plan

  In 1989, the Company adopted the 1989 Stock Option Plan (the "1989 Plan"). The 1989 Plan provided that options may be granted at any price determined by the Board of Directors for key employees, directors and consultants. The Board of Directors granted 733,225 non-qualified stock options under the 1989 Plan. Options granted under the 1989 Plan expire seven to twelve years after the date of grant and in general vest at 20% per year. When an optionee ceases to be an employee, director or consultant of the Company, their options terminate either upon or shortly after termination of employment. The Company's Board of Directors voted on July 17, 1996 to terminate the 1989 Plan, and no further options may be issued under the 1989 Plan after that date.

  On July 17, 1996, the Board of Directors of the Company adopted the 1996 Equity Incentive Plan (the "1996 Plan") for employees, officers, directors and others of the Company and its subsidiary, and recommended approval of the plan by the stockholders. The 1996 Plan provides for grants of incentive stock options to employees (including officers) of the Company, and for grants of non-qualified stock options to such employees as well as to directors and others of the Company and its subsidiary. In addition, persons eligible to receive non-qualified stock options can be awarded shares of Common Stock and given the opportunity to purchase shares of Common Stock. A total of 541,775 shares of Common Stock may be issued under the 1996 Plan.

  A summary of stock option activity is as follows:

                                    1997                     1998                      1999
                          ------------------------- ------------------------ -------------------------
                           Number                   Number                    Number
                             of     Range of Option   of     Range of Option    of     Range of Option
                           Shares   Price per Share Shares   Price per Share  Shares   Price per Share
                          --------  --------------- -------  --------------- --------  ---------------
Options outstanding,
 beginning of year......   817,475   $0.40--$9.00   701,892   $0.40--$9.75    913,592   $0.40--$9.75

Granted.................    61,417   $7.00--$9.75   265,650   $5.38--$8.38    263,000   $2.13--$4.88
Exercised...............  (148,000)  $0.40--$0.80   (48,500)  $0.40--$3.00    (64,500)  $0.40--$3.00
Forfeited...............   (29,000)  $0.40--$9.00    (5,450)  $0.80--$7.25   (199,875)  $2.13--$9.75

Options outstanding, end
 of year................   701,892   $0.40--$9.75   913,592   $0.40--$9.75    912,217   $0.40--$9.00
Options exercisable.....   408,395   $0.40--$9.00   466,874   $0.40--$9.00    445,468   $0.40--$9.00
Options available for
 grant..................   130,608                  145,408                    82,283
Weighted average fair
 value per share of
 options granted during
 the year...............             $       4.20             $       7.24              $       2.70

  As of January 1, 2000, the options outstanding had a weighted average remaining contractual life of 7 years.

  The Company accounts for stock options under APB No. 25. All stock options granted to date have been at an exercise price equal to or greater than the fair value of the Company's Common Stock on the date of grant. Upon exercise of the options, the net proceeds, including the tax benefit realized, are credited to equity.


  In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock Based Compensation", which sets forth a fair value based method of recognizing stock based compensation expense. As permitted by SFAS No. 123, the Company has elected to continue to apply APB No. 25 to account for its stock based compensation plans. Had the compensation cost for these plans been determined based on the fair value at the grant dates consistent with the method set forth under SFAS 123, the Company's net loss and basic and diluted net loss per share would have been the following pro forma amounts:

                                            1997         1998         1999
                                         -----------  -----------  -----------
   Net Loss
     As Reported........................ $(5,855,619) $(7,674,009) $(7,548,642)
     Pro Forma.......................... $(6,212,029) $(8,242,514) $(8,198,743)
   Basic and Diluted Net Loss Per Share
     As Reported........................ $     (0.87) $     (1.02) $      (.97)
     Pro Forma.......................... $     (0.93) $     (1.10) $     (1.06)

  Pro forma compensation expense for options granted is reflected over the vesting period, therefore future pro forma compensation expense may be greater as additional options are granted. The fair value of each option grant is estimated on the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                1997        1998        1999
                                             ----------  ----------  ----------
   Volatility...............................         51%        105%         48%
   Risk Free Interest Rate..................       5.64%       5.00%       5.00%
   Expected Life of Options................. 7.00 years  7.00 years  7.00 years

  Because the pro forma compensation cost under SFAS 123 has not been applied to option grants prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years as it is reflected over the vesting period of the options.

  The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded option which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

(12) Net Loss per Share

  Basic and diluted net loss per share were calculated as follows:

                                           1997         1998         1999
                                        -----------  -----------  -----------
     Net loss.......................... $(5,855,619) $(7,674,009) $(7,548,642)
     Weighted average shares...........   6,693,689    7,489,038    7,749,040
                                        -----------  -----------  -----------
     Basic and Diluted net loss per
      share............................ $     (0.87) $     (1.02) $     (0.97)
                                        ===========  ===========  ===========


  The computation of diluted earnings per share for 1997, 1998 and 1999 excludes the effect of assuming the exercise of all outstanding stock options and the conversion of convertible securities because the effect would be anti-dilutive, due to the Company's net loss during these years.

(13) Subsequent Event

   During the period from June 5, 2000 to June 15, 2000, the Company issued $5,585,000 in 10% convertible debentures to fund ongoing operations.